PRUDENTIAL WORLD FUND, INC.
                Gateway Center Three, 9th Floor
                               100 Mulberry Street
                    Newark, New Jersey 07102



                                                December 26, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Prudential World Fund, Inc.
               File Nos. 2-89725 and 811-3981

Ladies and Gentlemen:

     On behalf of Prudential World Fund, Inc. enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24f-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System.

     If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7532.

                                   Yours truly,


                                   /s/          Ellyn          C.          Vogin
Ellyn C. Vogin                                              Assistant Secretary



Enclosures






wld/24F2-96.LTR